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                                POWER OF ATTORNEY



     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being a duly elected Trustee of The GCG Trust (the "Trust") and a duly elected Governor of the Managed Global Account of Separate Account D (the "Account") of Golden American Life Insurance Company, constitutes and appoints Myles R. Tashman, and Mitchell M. Cox, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign on behalf of the Trust and the Account registration statements and applications for exemptive relief, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


Date:     December 12, 1995




                                                              /s/ John L. Murphy
                                               ---------------------------------
                                                                  John L. Murphy
                                                            Trustee and Governor